Jennison Natural Resources Fund, Inc.
(formerly Prudential Natural Resources Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					July 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Natural Resources Fund, Inc.
                                     File No. 811-05206


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison Natural Resources Fund, Inc. for the fiscal year ended May 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                                    Very truly yours,



                                                        /s/ Maria G. Master
                                                         Maria G. Master
                                                           Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of July 2003.







Jennison Natural Resources Fund, Inc.





Witness: /s/ Maria G. Master		By:/s/ Grace C. Torres
            Maria G. Master	  	      	     Grace C.
Torres
            Secretary		      	   Treasurer





























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